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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 2, 2000 on the consolidated financial statements of Level 3 Communications, Inc. as of December 31, 1999 and December 31, 1998 and for the years then ended included in Level 3 Communications, Inc.'s Form 10-K, as amended, for the year ended December 31, 1999 and to all references to our Firm included in this Registration Statement.

                                          /s/ Arthur Andersen LLP
                                          -----------------------
                                            Arthur Andersen LLP

Denver, Colorado
January 17, 2001